                                                                     Exhibit 3.3

                              AMENDED AND RESTATED
                                     BYLAWS


                                       OF


                                ONVIA.COM, INC.

                                                                     Exhibit 3.3

                          AMENDED AND RESTATED BYLAWS
                                      OF
                                ONVIA.COM, INC.


                              SECTION 1.  OFFICES

     The principal office of the corporation shall be located at the principal place of business or such other place as the corporation's board of directors (the "Board of Directors") may designate. The corporation may have such other
      ------------------
offices, either within or without the State of Washington, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                           SECTION 2.  SHAREHOLDERS

     2.1  Annual Meeting

          Unless another date is selected by the Board of Directors, the annual meeting of the Shareholders shall be held the third week in May of each year in Seattle, Washington for the purpose of electing directors and transacting such other business as may properly come before the meeting. If the day fixed for the annual meeting is a legal holiday at the place of the meeting, the meeting shall be held on the next succeeding business day.

     2.2  Special Meetings

          The Corporation's chairman of the board (the "Chairman of the Board"),
                                                        ---------------------
the Corporation's president (the "President") or the Board of Directors may call
                                  ---------
special meetings of the Corporation's Shareholders (the "Shareholders") for any
                                                         ------------
purpose. Further, a special meeting of the Shareholders shall be held if the holders of not less than twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Corporations' secretary (the "Secretary") one
                                                                 ---------
or more written demands for such meeting, describing the purpose or purposes for which it is to be held.

     2.3  Meetings by Communication Equipment

          Shareholders may participate in any meeting of the Shareholders by any means of communication by which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

     2.4  Date, Time and Place of Meeting

          Except as otherwise provided herein, all meetings of Shareholders, including those held pursuant to demand by Shareholders as provided herein, shall be held on such date and at such time and place, within or without the State of Washington, designated by or at the direction of the Board of Directors.

     2.5  Notice of Meeting

          Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by or at the direction of the Board of Directors, the Chairman of the Board, the President or the Secretary to each shareholder entitled to notice of or to vote at the meeting not less than ten (10) nor more than sixty (60) days before the meeting, except that notice of a meeting to act on an amendment to the Corporation's articles of incorporation (the "Articles of
                                                                     -----------
Incorporation"), a plan of merger or share exchange, the sale, lease, exchange
-------------
or other disposition of all or substantially all of the corporation's assets other than in the regular course of business or the dissolution of the corporation shall be given not less than twenty (20) nor more than sixty (60) days before such meeting. Such notice may be transmitted by mail, private carrier, personal delivery, telegraph, teletype or communications equipment which transmits a facsimile of the notice to like equipment which receives and reproduces such notice. If these forms of written notice are impractical in the view of the Board of Directors, the Chairman of the Board, the President or the Secretary, written notice may be transmitted by an advertisement in a newspaper of general circulation in the area of the corporation's principal office. If such notice is mailed, it shall be deemed effective when deposited in the official government mail, first-class postage prepaid, properly addressed to the shareholder at such shareholder's address as it appears in the corporation's current record of Shareholders. Notice given in any other manner shall be deemed effective when dispatched to the shareholder's address, telephone number or other number appearing on the records of the corporation. Any notice given by publication as herein provided shall be deemed effective five (5) days after first publication.

     2.6  Waiver of Notice

          Whenever any notice is required to be given to any shareholder under the provisions of these amended and restated bylaws (the "Bylaws"), the Articles
                                                          ------
of Incorporation or the Washington Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the date and time of the meeting, shall be deemed equivalent to the giving of such notice. Further, notice of the time, place and purpose of any meeting will be deemed to be waived by any shareholder by attendance thereat in person or by proxy, unless such shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

     2.7  Fixing of Record Date for Determining Shareholders

          For the purpose of determining Shareholders entitled (a) to notice of or to vote at any meeting of Shareholders or any adjournment thereof, (b) to demand a special meeting, or (c) to receive payment of any dividend, or in order to make a determination of Shareholders for any other purpose, the Board of Directors may fix a future date as the record date for any such determination. Such record date shall be not more than seventy (70) days, and in case of a meeting of Shareholders not less than ten (10) days prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting, the record date shall be the day immediately preceding the date on which notice of the meeting is first given to Shareholders. Such a determination shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty
(120) days after the date fixed for the original meeting. If no record date is set for the determination of Shareholders entitled to receive payment of any stock dividend or distribution (other than one involving a purchase, redemption, or other acquisition of the corporation's shares), the record date shall be the date the Board of Directors authorizes the stock dividend or distribution.

     2.8  Voting Record

          At least ten (10) days before each meeting of Shareholders, an alphabetical list of the Shareholders entitled to notice of such meeting shall be made, arranged by voting group and by each class or series of shares therein, with the address of and number of shares held by each shareholder. This record shall be kept at the principal office of the corporation for ten (10) days prior to such meeting, and shall be kept open at such meeting, for the inspection of any shareholder or any shareholder's agent.

     2.9  Quorum

          A majority of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the Washington Business Corporation Act, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of Shareholders. If less than a majority of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice if the new date, time or place is announced at the meeting before adjournment. Any business may be transacted at a reconvened meeting that might have been transacted at the meeting as originally called, provided a quorum is present or represented thereat. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business thereat, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof (unless a new record date is or must be set for the adjourned meeting) notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

     2.10 Manner of Acting

          If a quorum is present, action on a matter other than the election of Directors shall be approved if the votes cast in favor of the action by the shares entitled to vote and be counted collectively upon such matter exceed the votes cast against such action by the shares entitled to vote and be counted collectively thereon, unless the Articles of Incorporation or the Washington Business Corporation Act requires a greater number of affirmative votes.

     2.11 Proxies

          A shareholder may vote by proxy executed in writing by the shareholder or by his or her attorney-in-fact or agent. Such proxy shall be effective when received by the Secretary or other officer or agent authorized to tabulate votes. A proxy shall become invalid eleven (11) months after the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

     2.12 Voting of Shares

          Except as provided in the Articles of Incorporation or in Section 2.13 hereof, each outstanding share entitled to vote with respect to a matter submitted to a meeting of Shareholders shall be entitled to one vote upon such matter.

     2.13 Voting for Directors

          Each shareholder entitled to vote at an election of Directors may vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are Directors to be elected and for whose election such shareholder has a right to vote, or (unless otherwise provided in the Articles of Incorporation) each such shareholder may cumulate such shareholder's votes by distributing among one or more candidates as many votes as are equal to the number of such Directors multiplied by the number of such shareholder's shares. Unless otherwise provided in the Articles of Incorporation, the candidates elected shall be those receiving the largest number of votes cast, up to the number of Directors to be elected.

     2.14 Action by Shareholders Without a Meeting

          Any action which could be taken at a meeting of the Shareholders may be taken without a meeting or a vote if the action is taken by Shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. The taking of action by Shareholders without a meeting or vote must be evidenced by one or more written consents describing the action taken, signed by Shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes necessary in order to take such action by written consent.

                        SECTION 3.  BOARD OF DIRECTORS

     3.1  General Powers

          All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors, except as may be otherwise provided in these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.

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     3.2  Number and Tenure

          The Board of Directors shall be composed of seven (7) directors. The number of Directors may be changed from time to time by amendment to these Bylaws, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent director. Unless a director dies, resigns, or is removed, his or her term of office shall expire at the next annual meeting of Shareholders; provided, however, that a director shall continue to serve until his or her successor is elected or until there is a decrease in the authorized number of Directors. Directors need not be Shareholders of the corporation or residents of the State of Washington and need not meet any other qualifications.

     3.3  Annual and Regular Meetings

          An annual Board of Directors meeting shall be held without notice immediately after and at the same place as the annual meeting of Shareholders. By resolution the Board of Directors, or any committee thereof, may specify the time and place either within or without the State of Washington for holding regular meetings thereof without notice other than such resolution.

     3.4  Special Meetings

          Special meetings of the Board of Directors or any committee designated by the Board of Directors may be called by or at the request of the Chairman of the Board, the President, the Secretary or, in the case of special Board of Directors meetings, any three Directors and, in the case of any special meeting of any committee designated by the Board of Directors, by the Chairman thereof. The person or persons authorized to call special meetings may fix any place either within or without the State of Washington as the place for holding any special Board of Directors or committee meeting called by them.

     3.5  Meetings by Communications Equipment

          Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of such Board of Directors or committee by, or conduct the meeting through the use of, any means of communication by which all Directors participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

     3.6  Notice of Special Meetings

          Notice of a special Board of Directors or committee meeting stating the place, day and hour of the meeting shall be given to a director in writing or orally. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.

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

          3.6.1  Personal Delivery

                 If notice is given by personal delivery, the notice shall be effective if delivered to a director at least twenty-four (24) hours before the meeting.

          3.6.2  Delivery by Mail

                 If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail at least five (5) days before the meeting, properly addressed to a director at his or her address shown on the records of the corporation, with postage thereon prepaid.

          3.6.3  Delivery by Private Carrier

                 If notice is given by private carrier, the notice shall be deemed effective when dispatched to a director at his or her address shown on the records of the corporation at least three (3) days before the meeting.

          3.6.4  Facsimile Notice

                 If notice is delivered by wire or wireless equipment which transmits a facsimile of the notice, the notice shall be deemed effective when dispatched at least two (2) days before the meeting to a director at his or her telephone number or other number appearing on the records of the corporation.

          3.6.5  Delivery by Telegraph

                 If notice is delivered by telegraph, the notice shall be deemed effective if the content thereof is delivered to the telegraph company for delivery to a director at his or her address shown on the records of the corporation at least three (3) days before the meeting.

          3.6.6  Oral Notice

                 If notice is delivered orally, by telephone or in person, the notice shall be deemed effective if personally given to the director at least two (2) days before the meeting.

     3.7  Waiver of Notice

          3.7.1  In Writing

                 Whenever any notice is required to be given to any director under the provisions of these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the date and time of the meeting, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or any committee designated by the Board of Directors need be specified in the waiver of notice of such meeting.

          3.7.2  By Attendance

                 A director's attendance at or participation in a Board of Directors or committee meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business thereat and does not thereafter vote for or assent to action taken at the meeting.

     3.8  Quorum

          A majority of the number of Directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business at any Board of Directors meeting but, if less than a majority are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

     3.9  Manner of Acting

          If a quorum is present when the vote is taken, the act of the majority of the Directors present at a Board of Directors meeting shall be the act of the Board of Directors, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.

     3.10 Presumption of Assent

          A director of the corporation who is present at a Board of Directors or committee meeting at which any action is taken shall be deemed to have assented to the action taken unless (a) the director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding the meeting or transacting any business thereat, (b) the director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the director delivers written notice of the director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

     3.11 Action by Board of Directors or Committees Without a Meeting

          Any action which could be taken at a meeting of the Board of Directors or of any committee created by the Board of Directors may be taken without a meeting if one or more written consents setting forth the action so taken are signed by each of the Directors or by each committee member either before or after the action is taken and delivered to the corporation. Action taken by written consent of Directors without a meeting is effective when the last director signs the consent, unless the consent specifies a later effective date. Any such written consent

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

shall be inserted in the minute book as if it were the minutes of a Board of Directors or a committee meeting.

     3.12 Resignation

          Any director may resign at any time by delivering written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors. Any such resignation is effective upon delivery thereof unless the notice of resignation specifies a later effective date and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     3.13 Removal

          At a meeting of Shareholders called expressly for that purpose, one or more members of the Board of Directors, including the entire Board of Directors, may be removed with or without cause (unless the Articles of Incorporation permit removal for cause only) by the holders of the shares entitled to elect the director or Directors whose removal is sought if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director. If the Articles of Incorporation permit cumulative voting in the election of Directors, then a director may not be removed if the number of votes sufficient to elect such director if then cumulatively voted at an election of the entire Board of Directors or, if there are classes of Directors, at an election of the class of Directors of which such director is a part, is voted against the director's removal.

     3.14 Vacancies

          Unless the Articles of Incorporation provide otherwise, any vacancy occurring on the Board of Directors may be filled by the Shareholders, the Board of Directors or, if the Directors in office constitute fewer than a quorum, by the affirmative vote of a majority of the remaining Directors. Any vacant office held by a director elected by the holders of one or more classes or series of shares entitled to vote and be counted collectively thereon shall be filled only by the vote of the holders of such class or series of shares. A director elected to fill a vacancy shall serve only until the next election of Directors by the Shareholders.

     3.15 Executive and Other Committees

          3.15.1  Creation of Committees

                  The Board of Directors, by resolution adopted by the greater of a majority of the Directors then in office and the number of Directors required to take action in accordance with these Bylaws, may create standing or temporary committees, including an Executive Committee, and appoint members thereto from its own number and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board of Directors, these Bylaws and applicable law. Each committee must have two or more members, who shall serve at the pleasure of the Board of Directors.

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

          3.15.2  Authority of Committees

                  Each committee shall have and may exercise all of the authority of the Board of Directors to the extent provided in the resolution of the Board of Directors creating the committee and any subsequent resolutions pertaining thereto and adopted in like manner, except that no such committee shall have the authority to: (a) authorize or approve a distribution except according to a general formula or method prescribed by the Board of Directors,
(b) approve or propose to Shareholders actions or proposals required by the Washington Business Corporation Act to be approved by Shareholders, (c) fill vacancies on the Board of Directors or any committee thereof, (d) adopt, amend or repeal Bylaws, (e) amend the Articles of Incorporation pursuant to RCW 23B.10.020, (f) approve a plan of merger not requiring shareholder approval, or
(g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares except that the Board of Directors may authorize a committee or a senior executive officer of the corporation to do so within limits specifically prescribed by the Board of Directors.

          3.15.3  Quorum and Manner of Acting

                  A majority of the number of Directors composing any committee of the Board of Directors, as established and fixed by resolution of the Board of Directors, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such Directors present may adjourn the meeting from time to time without further notice. Except as may be otherwise provided in the Washington Business Corporation Act, if a quorum is present when the vote is taken the act of a majority of the members present shall be the act of the committee.

          3.15.4  Minutes of Meetings

                  All committees shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

          3.15.5  Resignation

                  Any member of any committee may resign at any time by delivering written notice thereof to the Chairman of the Board, the President, the Secretary or the Board of Directors. Any such resignation is effective upon delivery thereof, unless the notice of resignation specifies a later effective date, and the acceptance of such resignation shall not be necessary to make it effective.

          3.15.6  Removal

                  The Board of Directors may remove any member of any committee elected or appointed by it but only by the affirmative vote of the greater of a majority of the Directors then in office and the number of Directors required to take action in accordance with these Bylaws.

     3.16 Compensation

          By Board of Directors resolution, Directors and committee members may be paid their expenses, if any, of attendance at each Board of Directors or committee meeting, or a fixed sum for attendance at each Board of Directors or committee meeting, or a stated salary as director or a committee member, or a combination of the foregoing. No such payment shall preclude any director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

                             SECTION 4.  OFFICERS

     4.1  Appointment and Term

          The officers of the corporation shall be those officers appointed from time to time by the Board of Directors or by any other officer empowered to do so. The Board of Directors shall have sole power and authority to appoint executive officers. As used herein, the term "executive officer" shall mean the President, any Vice President in charge of a principal business unit, division or function or any other officer who performs a policy-making function. The Board of Directors or the President may appoint such other officers and assistant officers to hold office for such period, have such authority and perform such duties as may be prescribed. The Board of Directors may delegate to any other officer the power to appoint any subordinate officers and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person. Unless an officer dies, resigns or is removed from office, he or she shall hold office until his or her successor is appointed.

     4.2  Resignation

          Any officer may resign at any time by delivering written notice thereof to the corporation. Any such resignation is effective upon delivery thereof, unless the notice of resignation specifies a later effective date, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     4.3  Removal

          Any officer may be removed by the Board of Directors at any time, with or without cause. An officer or assistant officer, if appointed by another officer, may be removed by any officer authorized to appoint officers or assistant officers.

     4.4  Contract Rights of Officers

          The appointment of an officer does not itself create contract rights.

     4.5  Chairman of the Board

          If appointed, the Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board of Directors from time to time and shall preside over

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

meetings of the Board of Directors and Shareholders unless another officer is appointed or designated by the Board of Directors as Chairman of such meetings.

     4.6  President

          If appointed, the President shall be the chief executive officer of the corporation unless some other officer is so designated by the Board of Directors, shall preside over meetings of the Board of Directors and Shareholders in the absence of a Chairman of the Board, and, subject to the Board of Director's control, shall supervise and control all of the assets, business and affairs of the corporation. In general, the President shall perform all duties incident to the office of President and such other duties as are prescribed by the Board of Directors from time to time. If no Secretary has been appointed, the President shall have responsibility for the preparation of minutes of meetings of the Board of Directors and Shareholders and for authentication of the records of the corporation.

     4.7  Vice President

          In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board of Directors as the successor to the President, or if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board of Directors, with all the powers of and subject to all the restrictions upon the President. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or by or at the direction of the Board of Directors.

     4.8  Secretary

          If appointed, the Secretary shall be responsible for preparation of minutes of the meetings of the Board of Directors and Shareholders, maintenance of the corporation records and stock registers, and authentication of the corporation's records and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board of Directors. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

     4.9  Treasurer

          If appointed, the Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws, and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board of Directors. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer. If required by the Board of

Directors, the Treasurer or any Assistant Treasurer shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board of Directors shall determine.

     4.10 Salaries

          The salaries of the officers shall be fixed from time to time by the Board of Directors or by any person or persons to whom the Board of Directors has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

               SECTION 5.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

     5.1  Contracts

          The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

     5.2  Loans to the Corporation

          No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     5.3  Checks, Drafts, Etc.

          All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board of Directors.

     5.4  Deposits

          All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

            SECTION 6.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

     6.1  Issuance of Shares

          No shares of the corporation shall be issued unless authorized by the Board of Directors, or by a committee designated by the Board of Directors to the extent such committee is empowered to do so.

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

     6.2  Certificates for Shares

          Certificates representing shares of the corporation shall be signed, either manually or in facsimile, by the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary and shall include on their face written notice of any restrictions which may be imposed on the transferability of such shares. All certificates shall be consecutively numbered or otherwise identified.

     6.3  Stock Records

          The stock transfer books shall be kept at the principal office of the corporation or at the office of the corporation's transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

     6.4  Transfer of Shares

          The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled.

     6.5  Lost or Destroyed Certificates

          In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

                         SECTION 7.  BOOKS AND RECORDS

          The corporation shall:

          (a) Keep as permanent records minutes of all meetings of its Shareholders and the Board of Directors, a record of all actions taken by the Shareholders or the Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors exercising the authority of the Board of Directors on behalf of the corporation.

          (b)  Maintain appropriate accounting records.

          (c) Maintain a record of its Shareholders, in a form that permits preparation of a list of the names and addresses of all Shareholders, in alphabetical order by class of shares

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showing the number and class of shares held by each; provided, however, such record may be maintained by an agent of the corporation.

          (d) Maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

          (e)  Keep a copy of the following records at its principal office:

               (i) the Articles of Incorporation and all amendments thereto as currently in effect;

               (ii) the Bylaws and all amendments thereto as currently in effect;

               (iii) the minutes of all meetings of Shareholders and records of all action taken by Shareholders without a meeting, for the past three (3) years;

               (iv) the financial statements described in Section 23B.16.200(1) of the Washington Business Corporation Act, for the past three (3) years;

               (v) all written communications to Shareholders generally within the past three (3) years;

               (vi) a list of the names and business addresses of the current Directors and officers; and

               (vii) the most recent annual report delivered to the Washington Secretary of State.

                          SECTION 8.  ACCOUNTING YEAR

          The accounting year of the corporation shall be the calendar year, provided that if a different accounting year is at any time selected by the Board of Directors for purposes of federal income taxes, or any other purpose, the accounting year shall be the year so selected.

                                SECTION 9.  SEAL

          The Board of Directors may provide for a corporate seal which shall consist of the name of the corporation, the state of its incorporation and the year of its incorporation.

                          SECTION 10.  INDEMNIFICATION

     10.1 Right to Indemnification

          Each person who was, is or is threatened to be made a named party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a "proceeding"), by reason of the fact that he or she is or

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was a director or officer of the corporation or, that being or having been such a director or officer or an employee of the corporation, he or she is or was serving at the request of an executive officer of the corporation as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise (hereinafter an "indemnitee"), whether the basis of a proceeding is alleged action in an official capacity as such a director, officer, partner, trustee, employee or agent or in any other capacity while serving as such a director, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the corporation against all expense, liability and loss (including counsel fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, partner, trustee, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Except as provided in Section 10.4 of this Section with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board of Directors. The right to indemnification conferred in this Section shall be a contract right.

     10.2 Restrictions on Indemnification

          No indemnification shall be provided to any such indemnitee for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the indemnitee finally adjudged to be in violation of Section 23B.08.310 of the Washington Business Corporation Act, for any transaction with respect to which it was finally adjudged that such indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or if the corporation is otherwise prohibited by applicable law from paying such indemnification, except that if
Section 23B.08.560 or any successor provision of the Washington Business Corporation Act is hereafter amended, the restrictions on indemnification set forth in this Section 10.2 shall be as set forth in such amended statutory provision.

     10.3 Advancement of Expenses

          The right to indemnification conferred in this Section 10.3 shall include the right to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). An advancement of expenses shall be made upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 10.3.

     10.4 Right of Indemnitee to Bring Suit

          If a claim under Section 10.1 or 10.3 of this Section is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation,

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

except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section 10.4 upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.

     10.5 Procedures Exclusive

          Pursuant to Section 23B.08.560(2) or any successor provision of the Washington Business Corporation Act, the procedures for indemnification and advancement of expenses set forth in this Section 10.5 are in lieu of the procedures required by Section 23B.08.550 or any successor provision of the Washington Business Corporation Act.

     10.6 Nonexclusivity of Rights

          The right to indemnification and the advancement of expenses conferred in this Section 10.6 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the corporation, general or specific action of the Board of Directors, contract or otherwise.

     10.7 Insurance, Contracts and Funding

          The corporation may maintain insurance, at its expense, to protect itself and any director, officer, partner, trustee, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The corporation may enter into contracts with any director, officer, partner, trustee, employee or agent of the corporation in furtherance of the provisions of this Section and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section.

     10.8 Indemnification of Employees and Agents of the Corporation

          The corporation may, by action of the Board of Directors, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the corporation (a) with the same scope and effect as the provisions of this Section with respect to the indemnification and advancement of expenses of Directors and officers of the corporation; (b) pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act; or (c) as are otherwise consistent with law.

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

     10.9 Persons Serving Other Entities

          Any person who, while a director, officer or employee of the corporation, is or was serving (a) as a director or officer of another foreign or domestic corporation of which a majority of the shares entitled to vote in the election of its Directors is held by the corporation or (b) as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the corporation or a wholly owned subsidiary of the corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of an executive officer of the corporation and entitled to indemnification and advancement of expenses under Sections 10.1 and 10.3 of this section.

                            SECTION 11.  AMENDMENTS

          These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors, except that the Board of Directors may not repeal or amend any Bylaw that the Shareholders have expressly provided, in amending or repealing such Bylaw, may not be amended or repealed by the Board of Directors. The Shareholders may also alter, amend and repeal these Bylaws or adopt new Bylaws. All Bylaws made by the Board of Directors may be amended, repealed, altered or modified by the Shareholders.

          The foregoing Bylaws were adopted by the Shareholders as of September __, 1999.



                                     /s/ Glenn Ballman
                                     ------------------------------------------
                                     Glenn Ballman, Secretary

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